UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: July 6, 2023

(Date of earliest event reported)

Timberline Resources Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34055

Delaware	82-0291227
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

101 East Lakeside Avenue

Coeur d’Alene, Idaho 83814

(Address of principal executive offices, including zip code)

(208) 664-4859

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	TLRS TBR	OTCQB TSX-V

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual General Meeting of Shareholders on June 29, 2023 in Coeur d’ Alene, Idaho. Proxies were solicited under the proxy statement filed with the Securities and Exchange Commission on May 16, 2023.

The issued and outstanding shares at May 1, 2023, the date of record, totaled 159,676,152 shares, Total shares voted at the meeting was 64,224,133, or 40.22%. The Company received approval for all proposals submitted to stockholders as follows:

Proposal #1

To elect the nominees to Timberline’s board of directors to serve until Timberline’s 2024 annual meeting of Shareholders or until successors are duly elected and qualified:

Leigh Freeman

Patrick Highsmith

William Matlack

Donald McDowell

Pamela Saxton

For 31,599,962 33,476,979 49,340,123 46,257,979 50,170,279	Withheld 21,663,240 19,786,223 3,923,079 3,923,079 3,092,923
Proposal #2 To ratify the appointment of Timberline’s independent registered public accounting firm for the fiscal year ended September 30, 2023	For 64,084,961	Against 66,380	Abstain 72,792
Proposal #3 To conduct an advisory vote on executive compensation	For 51,473,340	Against 1,314,784	Abstain 475,078
Proposal #4 To conduct an advisory vote on executive compensation frequency proposal (1)	1 year 8,385,051	2 years 358,980	3 years 43,924,495	Abstain 591,676

_________

(1) Proposal #4 was approved for frequency of 3 years for advisory votes on executive compensation.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMBERLINE RESOURCES CORPORATION

Date: July 6, 2023	By:	/s/ Ted R. Sharp
Ted R. Sharp Chief Financial Officer

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